Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277655

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 21, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 5, 2024)

$300,000,000

Common Stock

We are offering $300,000,000 of shares of our common stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “DYN.” The last reported sale price of our common stock on The Nasdaq Global Select Market on July 20, 2026 was $23.45 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriters” beginning on page S-19 for additional information regarding underwriter compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional $45,000,000 of shares of our common stock at the public offering price set forth above, less underwriting discounts and commissions.

The underwriters expect to deliver the shares of common stock to purchasers on or about July , 2026.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Morgan Stanley	Jefferies	Evercore ISI

LifeSci Capital	Raymond James

Lead Manager

Jones

July , 2026

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Dyne Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiary.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act, that involve substantial risk and uncertainties. All statements, other than statements of historical fact, contained in this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” or the negative of these words or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:

•	the initiation, timing, design, progress and results of our research and development programs, preclinical studies and clinical trials;

•	the anticipated timing of the submission and clearance of investigational new drug applications and comparable foreign applications for any product candidates we may develop;

•	the timing of and our ability to submit applications for, obtain and maintain regulatory approvals for any product candidates we may develop;

•

our estimates regarding expenses, future revenue, capital requirements, need for additional financing and the period over which we believe our cash, cash equivalents and marketable securities will be sufficient to fund our operating expenses, debt service obligations and capital expenditure requirements;

•	our ability to comply with the restrictive covenants under our loan agreement, or the Loan Agreement, with Hercules Capital, Inc., or Hercules;

•	our ability to satisfy interest and principal payments under our Loan Agreement with Hercules;

•	our plans to develop and, if approved, subsequently commercialize any product candidates we may develop;

•	the potential advantages of our FORCE platform;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position and our expectations regarding our ability to obtain and maintain intellectual property protection;

•	our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

•	the impact of government laws and regulations;

•	our competitive position and expectations regarding developments and projections relating to our competitors and any competing therapies that are or become available;

•	our ability to establish and maintain collaborations or obtain additional funding; and

•	our expectations relating to the use of proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the “Risk Factors” section of this prospectus supplement and the “Risk Factors” sections contained in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, from time to time, which are incorporated by reference into this prospectus supplement. Moreover, we operate in a competitive and rapidly changing environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date when made. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. We believe that the information from these industry publications, surveys and studies is reliable.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

We are a clinical-stage company focused on delivering functional improvement for people living with genetically driven neuromuscular diseases. Our proprietary FORCETM platform is designed to leverage the transferrin receptor 1, or TfR1, to deliver targeted therapeutics to muscle tissue and the central nervous system, or CNS. The FORCE platform utilizes an antigen-binding fragment antibody, or Fab, targeting TfR1 linked to a payload that we rationally design to target the genetic basis of the disease we are seeking to treat. With our FORCE platform, we have the flexibility to deploy different classes of payloads (such as oligonucleotides and enzymes) with specific mechanisms of action that modify target functions. We currently leverage this modularity to focus on neuromuscular diseases with high unmet need, with etiologic targets and with clear translational potential from preclinical disease models to well-defined clinical development and regulatory pathways.

Using our FORCE platform, we are assembling a broad portfolio of product candidates, including product candidates being developed for Duchenne muscular dystrophy, or DMD, myotonic dystrophy type 1, or DM1, facioscapulohumeral dystrophy, or FSHD, and Pompe disease. In addition, we plan to expand our portfolio through development efforts focused on diseases involving the CNS, rare skeletal muscle diseases, and cardiac and metabolic muscle diseases, including some with larger patient populations. We have identified product candidates for each of our DMD (amenable to skipping exons 51, 53, 45, 44, and 55), DM1, FSHD and Pompe programs that are in varying stages of preclinical and clinical development.

Recent Developments

DMD

In May 2026, we initiated our Phase 3 FORZETTO clinical trial, a global, randomized, placebo-controlled, double-blind, confirmatory Phase 3 trial designed to assess the efficacy, safety, and tolerability of z-rostudirsen administered intravenously to ambulatory male participants with DMD amenable to exon 51 skipping. The trial will enroll approximately 90 participants 4 to 18 years of age who will be randomized 1:1 to receive 20 mg/kg of z-rostudirsen or placebo every four weeks (Q4W). The primary endpoint is the change from baseline in rise from floor (RFF) velocity at Week 73. Secondary endpoints include changes from baseline in stride velocity 95th centile (SV95C), North Star Ambulatory Assessment (NSAA) total score, 10-meter walk/run (10MWR) velocity, four-stair climb (4SC) velocity and forced vital capacity percent predicted (FVC%p), as well as additional functional and patient-reported outcome measures. Following the 72-week double-blind placebo-controlled treatment period, participants will be eligible to enroll in a 96-week open-label long-term extension. We have aligned with the FDA on the FORZETTO Phase 3 trial design and protocol. FORZETTO is intended to serve as a confirmatory trial to support the potential conversion of Accelerated Approval to traditional approval in the United States and to support ex-U.S. marketing applications. We continue to pursue approval pathways outside of the United States for z-rostudirsen.

In July 2026, we announced that the U.S. Food and Drug Administration, or FDA, accepted for review our biologics license application, or BLA, for zeleciment rostudirsen (z-rostudirsen, also known as DYNE-251) for the treatment of individuals with DMD amenable to exon 51 skipping. The FDA has granted the BLA Priority

Review and assigned a Prescription Drug User Fee Act (PDUFA) target action date of January 21, 2027. We continue to expect a potential launch of z-rostudirsen in the United States in the first quarter of 2027, assuming FDA approval is received on the anticipated timeline.

DM1

In March 2026, we initiated our Phase 3 HARMONIA clinical trial, a global, randomized, placebo-controlled, double-blind, confirmatory Phase 3 trial designed to assess the multi-system efficacy, safety, and tolerability of z-basivarsen administered intravenously to individuals with DM1. The trial will enroll approximately 150 participants age 16 and older who will be randomized 1:1 to receive 6.8 mg/kg of z-basivarsen or placebo every eight weeks (Q8W). The primary endpoint is the change from baseline in the five times sit to stand (5xSTS) test at week 49. Secondary endpoints include video hand opening time, quantitative muscle testing, the 10-Meter Walk/Run test, the Myotonic Dystrophy Health Index, and additional patient- and clinician-reported outcomes. The trial also includes a broad set of exploratory endpoints designed to assess multiple domains of DM1 CNS impact. Following the 48-week double-blind placebo-controlled treatment period, patients will be eligible to enroll in a 24-week long-term extension. We have aligned with the FDA on the HARMONIA Phase 3 trial design and protocol. HARMONIA is intended to serve as a confirmatory trial to support the potential conversion of Accelerated Approval to traditional approval in the United States and to support ex-U.S. marketing applications. We continue to pursue approval pathways outside of the United States for z-basivarsen.

Summary of Risks Related to Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully under the heading “Risk Factors” and elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our subsequent Quarterly Report on Form 10-Q. These risks include, but are not limited to, the following:

•

We will need substantial additional funding. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

•

Our product candidates are in varying stages of preclinical and clinical development, and we have not completed clinical development of any product candidate. We do not expect to have a product candidate ready for commercialization at least until 2027, if ever. If we are unable to advance product candidates through preclinical studies and clinical trials, obtain marketing approval and ultimately commercialize them, or experience significant delays in doing so, our business will be materially harmed.

•

We may encounter substantial delays in commencement, enrollment or completion of our clinical trials and the data from the clinical trials of our product candidates may fail to demonstrate sufficient safety and efficacy to warrant further development or satisfy the applicable regulatory authorities, which could prevent us from commercializing any product candidates we determine to develop on a timely basis, if at all.

•

Fast Track, Breakthrough, Regenerative Medicine Advanced Therapy or Priority Review designations by the FDA may not actually lead to a faster development or regulatory review or approval process and does not assure FDA approval of any product candidates we may develop.

•

We are currently pursuing accelerated development pathways for our product candidates for DM1 and DMD. However, there can be no assurance that the FDA will agree with the surrogate endpoints or intermediate clinical endpoints in any of our clinical trials or that future applications for marketing approval using the Accelerated Approval pathway will be accepted for filing or that review or approval will be granted on a timely basis, or at all.

•	Our approach to the discovery and development of product candidates based on our FORCE platform is unproven, and we may not be successful in our efforts to develop our product candidates.

•

The outcome of preclinical studies and initial data from earlier-stage clinical trials may not be predictive of final results of clinical trials or future clinical trials and data from trials in one indication may not be predictive of results of clinical trials in other indications.

•

If our product candidates cause undesirable side effects or have other unexpected adverse properties, such side effects or properties could delay or prevent us from conducting clinical trials or seeking or obtaining regulatory approval, limit the commercial potential of our product candidates or result in significant negative consequences to the extent such effects or adverse properties are observed following any marketing approval.

•

Our Loan Agreement with Hercules contains restrictive and financial covenants that may limit our operating flexibility and our failure to comply with the covenants or other terms of the Loan Agreement, including as a result of events beyond our control, could result in a default under the Loan Agreement that could materially and adversely affect our business.

•

We rely, and expect to continue to rely, on third parties to conduct some or all aspects of our product manufacturing, research, preclinical and clinical testing, and these third parties may not perform satisfactorily.

•	We face substantial competition, which may result in others discovering, developing or commercializing products before us or more successfully than we do.

•

Our rights to develop and commercialize certain of our product candidates are subject or may in the future be subject, in part, to the terms and conditions of licenses granted to us by third parties. If we fail to comply with our obligations under current or future intellectual property license agreements or otherwise experience disruptions to our business relationships with our current or any future licensors, we could lose intellectual property rights that are important to our business.

•

If we or our licensors are unable to obtain, maintain and defend patent and other intellectual property protection for any product candidates or technology, or if the scope of the patent or other intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully develop and commercialize our product candidates or our technology may be adversely affected due to such competition.

•

Even if any product candidate that we may develop receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payers and others in the medical community necessary for commercial success.

Our Corporate Information

We were incorporated under the laws of the state of Delaware on December 1, 2017 under the name Dyne Therapeutics, Inc. Our principal executive offices are located at 1560 Trapelo Road, Waltham, Massachusetts 02451 and our telephone number is (781) 786-8230. Our website address is https://www.dyne-tx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Trademarks and Tradenames

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. The service marks and trademarks that we own include the marks Dyne Therapeutics® and FORCE™. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

THE OFFERING

Common Stock Offered by Us	$300,000,000 of shares.

Option to Purchase Additional Shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $45,000,000 of shares of our common stock.

Common Stock to be Outstanding Immediately Following this Offering	shares, or shares if the underwriters exercise in full their option to purchase additional shares.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $    million, or approximately $    million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, and the third term loan tranche of $50.0 million that we borrowed under our Loan Agreement with Hercules in June 2026, to advance the development of z-rostudirsen and z-basivarsen, including ongoing and planned clinical trials and the pursuit of regulatory approvals for z-rostudirsen and z-basivarsen, to build appropriate manufacturing capabilities to support potential commercial launches of z-rostudirsen and z-basivarsen, continued expansion of commercial infrastructure and capabilities, continued research and development for our other clinical and preclinical programs, including for DMD (four additional exons), FSHD and Pompe disease, continued development and enhancement of our proprietary FORCE platform and for working capital and other general corporate purposes. See “Use of Proceeds” for more information.

Risk Factors

You should read the “Risk Factors” section of this prospectus supplement beginning on page S-9 and the “Risk Factors” sections contained in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our subsequent Quarterly Report on Form 10-Q, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market Symbol	“DYN”

The number of shares of our common stock to be outstanding after this offering, unless otherwise indicated, is based on 165,531,839 shares of our common stock outstanding as of May 31, 2026 and excludes:

•	13,137,729 shares of our common stock issuable upon exercise of stock options outstanding as of May 31, 2026, at a weighted-average exercise price of $17.55 per share;

•	4,490,535 shares of common stock issuable upon vesting and settlement of outstanding restricted stock units as of May 31, 2026;

•

8,524,414 shares of common stock reserved for future issuance under our 2020 Stock Incentive Plan, or the 2020 Plan, as of May 31, 2026, and any additional automatic increases in the number of shares of common stock reserved for issuance under the 2020 Plan;

•

488,414 shares of common stock reserved for future issuance under the 2020 Employee Stock Purchase Plan, or the 2020 ESPP, as of May 31, 2026, and any additional automatic increases in the number of shares of common stock reserved for issuance under the 2020 ESPP; and

•	1,893,847 shares of common stock reserved for future issuance under our 2024 Inducement Stock Incentive Plan, as amended, or the 2024 Inducement Plan, as of May 31, 2026.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the outstanding options or vesting and settlement of the restricted stock units described above; and

•	no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement and the accompanying prospectus. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Common Stock and this Offering

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on the public offering price of $    per share, you will experience immediate dilution of $    per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the public offering price. To the extent outstanding options are exercised, restricted stock units vest and settle or we raise additional capital, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution” in this prospectus supplement.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be the sole source of gain for our stockholders.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our stockholders for the foreseeable future. In addition, our Loan Agreement with Hercules limits our ability to pay dividends, as discussed further in the risk factor in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 entitled “Our Loan Agreement contains restrictive and financial covenants that may limit our operating flexibility.”

Risks Related to Our Indebtedness

Our Loan Agreement contains restrictive and financial covenants that may limit our operating flexibility.

On June 27, 2025, we entered into the Loan Agreement with Hercules, in its capacity as administrative agent and collateral agent, and certain other financial institutions party thereto as lenders, or the Lenders. We entered into a First Amendment to the Loan Agreement in December 2025 and a Second Amendment to the Loan Agreement in June 2026. Following entry into the Second Amendment and the borrowing of the third term loan tranche, we have $200.0 million in outstanding term loans under the Loan Agreement and three additional term loan tranches we may borrow pursuant to the Loan Agreement, totaling up to $125.0 million, which are available subject to the achievement of specified clinical, regulatory and commercial milestones, and a final term loan tranche of up to $75.0 million, which is available subject to approval by the Lenders’ investment committee in their discretion. Our obligations under the Loan Agreement are secured by a first-priority security interest in substantially all of our property, inclusive of intellectual property, subject to customary permitted liens and other exceptions set forth in the Loan Agreement.

The Loan Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including a minimum cash covenant, which we refer to as the Minimum Cash Covenant, requiring that we maintain specified levels of cash in accounts subject to a control agreement in favor of Hercules, or the Qualified Cash, during the period commencing on July 1, 2027, or, subject to meeting certain financing milestones, July 1, 2028. The Minimum Cash Covenant will initially be set at 40% of the then outstanding obligations under the Loan Agreement, is subject to adjustment as low as 30% and as high as 60%, subject to specified clinical and regulatory milestones, and will not be tested at any time when our market capitalization is greater than $1.65 billion. We are also required to maintain minimum net product revenue from the sale of z-rostudirsen and z-basivarsen starting nine months after FDA approval of z-rostudirsen or z-basivarsen, which we refer to as the Minimum Revenue Covenant, if the outstanding obligations under the Loan Agreement exceed $100.0 million. The Minimum Revenue Covenant will not be tested for any month to the extent that for each day during such month either (i) Qualified Cash is at least 100% of our outstanding obligations under the Loan Agreement or (ii) our market capitalization is greater than $1.65 billion and Qualified Cash is at least 50% of our outstanding obligations under the Loan Agreement. Certain negative covenants under the Loan Agreement limit our ability, among other things, to incur future debt, grant liens, make investments, make acquisitions, distribute dividends, enter into transactions with affiliates, make payments on other indebtedness and sell assets, subject in each case to certain exceptions. Our business may be adversely affected by these restrictions on our ability to operate our business. If we raise any additional debt financing, as permitted by the Loan Agreement, the terms of such additional indebtedness could further restrict our operating and financial flexibility.

We may not be able to generate sufficient cash flow or sales to meet the Minimum Cash Covenant or the Minimum Revenue Covenant or pay the outstanding obligations under the Loan Agreement when due. Furthermore, our future working capital, borrowings or equity financings could be unavailable to repay or refinance the amounts outstanding under the Loan Agreement. In the event of a liquidation of our business, we would be required to repay all outstanding obligations under the Loan Agreement prior to the distribution of assets to unsecured creditors, and the holders of our common stock would receive a portion of any liquidation proceeds only if all of our creditors then existing, including the lenders under our Loan Agreement with Hercules, were first repaid in full.

If we fail to comply with the Minimum Cash Covenant, the Minimum Revenue Covenant or the other covenants under the Loan Agreement, it will result in an event of default. Upon the occurrence of an event of default, and subject to any specified cure periods, all amounts owed under the Loan Agreement may be declared immediately due and payable by the Lenders, and the Lenders may foreclose on collateral.

Our failure to comply with the covenants or other terms of the Loan Agreement, including as a result of events beyond our control, could result in a default under the Loan Agreement that could materially and adversely affect our business.

We may be required to repay the outstanding indebtedness under the Loan Agreement if an event of default occurs under the Loan Agreement or, if applicable, any future debt facility. The Loan Agreement includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Loan Agreement and cross acceleration. We may not have enough available cash or be able to raise additional funds through equity or debt financings to repay such indebtedness at the time any such event of default occurs. In this case, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts or grant to others rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves. Our business, financial condition and results of operations could be materially adversely affected as a result of any of these events.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of $300,000,000 million of shares of our common stock in this offering will be approximately $    million, or approximately $    million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, including the third term loan tranche of $50.0 million that we borrowed under our Loan Agreement with Hercules in June 2026, to advance the development of z-rostudirsen and z-basivarsen, including ongoing and planned clinical trials and the pursuit of regulatory approvals for z-rostudirsen and z-basivarsen, to build appropriate manufacturing capabilities to support potential commercial launches of z-rostudirsen and z-basivarsen, continued expansion of commercial infrastructure and capabilities, continued research and development for our other clinical and preclinical programs, including for DMD (four additional exons), FSHD and Pompe disease, continued development and enhancement of our proprietary FORCE platform and for working capital and other general corporate purposes.

We believe that the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, including the third term loan tranche of $50.0 million that we borrowed under our Loan Agreement with Hercules in June 2026, will enable us to fund our operating expenses, debt service obligations and capital expenditure requirements into the second quarter of 2028. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. This estimate does not give effect to any additional funding tranches we may obtain access to under our Loan Agreement with Hercules, subject to the achievement of specified clinical, regulatory and commercial milestones, and does not give effect to any revenue we may generate on commercial sales of any products for which we obtain regulatory approval.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the scope, progress, costs and results of our research and development efforts, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. We believe opportunities may exist from time to time to expand our current business through acquisitions of complementary companies, products or technologies. While we have no current agreements, commitments or understandings for any specific acquisitions at this time, we may also use a portion of the net proceeds for these purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending use of the proceeds as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of March 31, 2026 was $865.1 million, or $5.24 per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 165,201,329 shares of our common stock outstanding as of March 31, 2026.

Our pro forma net tangible book value as of March 31, 2026 was $865.1 million, or $5.24 per share of common stock. Pro forma net tangible book value is the amount of our total tangible assets less our total liabilities, after giving effect to the third term loan tranche of $50.0 million that we borrowed under our Loan Agreement with Hercules in June 2026. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of March 31, 2026, after giving effect to the pro forma adjustment described in the immediately preceding sentence.

After giving further effect to our issuance and sale of shares of our common stock in this offering at the public offering price of $    per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been $    million, or $    per share. This represents an immediate increase of $    in pro forma as adjusted net tangible book value per share to existing stockholders and immediate dilution of $    in pro forma as adjusted net tangible book value per share to investors purchasing shares of our common stock in this offering. Dilution per share to investors purchasing shares of our common stock in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors purchasing shares of our common stock in this offering. The following table illustrates this calculation on a per share basis.

Public offering price per share		$

Historical net tangible book value per share as of March 31, 2026	$5.24
Increase in net tangible book value per share attributable to the pro forma adjustment described above	—
Pro forma net tangible book value per share as of March 31, 2026	5.24
Increase in pro forma net tangible book value per share attributable to investors purchasing shares of common stock in this offering

Pro forma as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering

Dilution per share to investors purchasing shares of common stock in this offering		$

If the underwriters exercise their option to purchase additional shares in full, the dilution in pro forma as adjusted net tangible book value per share to investors purchasing shares of common stock in this offering would be $    per share.

The table and discussion above are based on 165,201,329 shares of common stock outstanding as of March 31, 2026, and exclude:

•	12,524,698 shares of our common stock issuable upon exercise of stock options outstanding as of March 31, 2026, at a weighted-average exercise price of $17.48 per share;

•	4,638,625 shares of common stock issuable upon vesting and settlement of outstanding restricted stock units as of March 31, 2026;

•

8,516,757 shares of common stock reserved for future issuance under the 2020 Plan, as of March 31, 2026, and any additional automatic increases in the number of shares of common stock reserved for issuance under the 2020 Plan;

•

488,414 shares of common stock reserved for future issuance under the 2020 ESPP, as of March 31, 2026, and any additional automatic increases in the number of shares of common stock reserved for issuance under the 2020 ESPP; and

•	2,707,447 shares of common stock reserved for future issuance under the 2024 Inducement Plan, as of March 31, 2026.

If any additional shares are issued, including in connection with the exercise of options, the vesting and settlement of restricted stock units or if the underwriters exercise their option to purchase additional shares of our common stock, you may experience further dilution.

The pro forma as adjusted information discussed above will be based on the number of shares, the offering price and other terms determined at pricing of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders with respect to their purchase, ownership and disposition of shares of our common stock. This discussion is for informational purposes only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, and local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our common stock who is not for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) has the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state or local or non-U.S. taxes, the alternative minimum tax, gift or estate taxes, or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons who acquired our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold our common stock through partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

Distributions on our common stock

We do not expect to make cash distributions to holders of our common stock for the foreseeable future. Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on sale, exchange or other taxable disposition of our common stock.” Any such distributions will also be subject to the discussion below under the section titled “Withholding and information reporting requirements—FATCA.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

Gain on sale, exchange or other taxable disposition of our common stock

In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any; or

•

we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup withholding and information reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets the documentary evidence requirements for establishing that it is a not a United States person or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on our common stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Withholding and information reporting requirements—FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to foreign entities, unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify these rules. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.

The preceding discussion of material U.S. federal tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITERS

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Jefferies LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC
Jefferies LLC
Evercore Group L.L.C.
LifeSci Capital LLC
Raymond James & Associates, Inc.
Jones Trading Institutional Services LLC

Total:

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $ per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to    additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional    shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $    . We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $25,000.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “DYN.”

We have agreed that, during the period ending 60 days after the date of this prospectus supplement, which we refer to as the “restricted period”, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act of 1933, as amended, or the Securities Act, relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Morgan Stanley & Co. LLC and Jefferies LLC, other than the shares of our common stock to be sold in this offering.

The restrictions on our actions described above do not apply to (i) the issuance of shares of our common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement, provided that we shall cause each newly appointed director or executive officer that is a recipient of such shares of our common stock or other of our securities to enter into a lock-up agreement with the underwriters; (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (iv) the sale of shares of our common stock in “at-the-market” offerings pursuant to that Open Market Sale Agreement, by and between us and Jefferies LLC, dated November 4, 2021, as amended from time to time, or the Sales Agreement; provided, that no sales shall be made until 30 days from the date of this prospectus supplement; (v) shares of our common stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a debt financing or a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (v) shall not exceed five percent (5%) of the total number of outstanding shares of our common stock immediately following the issuance and sale of the common stock pursuant hereto and (y) the recipient of any such shares of our common stock or other securities issued pursuant to this clause (v) during the restricted period described above shall enter into an agreement substantially in the form of the lock-up agreement.

Our directors and officers, each of which we refer to as a “lock-up party,” have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Jefferies LLC on behalf of the underwriters, they will not, and will cause any direct or indirect affiliate to not, during the restricted period: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock

(including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up party in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or the “lock-up securities” (provided that with respect to directors who are affiliated with our stockholders, such lockups do not pertain to securities held by such stockholders); (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of lock-up securities, in cash or otherwise; (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph to do not apply to: (a) the transfer or disposition of the lock-up party’s lock-up securities (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will, other testamentary document or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a corporation, partnership, limited liability company, trust or other entity of which the lock-up party and/or one or more members of the immediate family of the lock-up party are, directly or indirectly, the legal and beneficial owner of all of the outstanding equity securities or similar interests; (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution or other transfer to general or limited partners, members or shareholders, or other holders of equity in, the lock-up party, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or court order, (viii) to us from an employee or other service provider of ours upon death, disability or termination of employment or service relationship, in each case, of such employee or service provider, (ix) as part of a sale of the lock-up party’s lock-up securities acquired in this offering (other than, in the case of an officer or director of ours, any shares of common stock such officer or director may purchase in this offering) or in open market transactions after the closing date for this offering, (x) to us in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan or other arrangement, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s lock-up securities shall remain subject to the provisions of the lock-up agreement, or (xii) pursuant to a contract, instruction or plan that met the requirements of Rule 10b5-1 under the Exchange Act on the date such contract, instruction or plan was entered into or adopted, or a 10b5-1 Plan; provided that such 10b5-1 Plan was established prior to the execution of the lock-up agreement by the lock-up party, the existence and details of such 10b5-1 Plan were communicated to the representatives and such 10b5-1 Plan will not be amended or otherwise modified during the restricted period; provided, further, that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such section and the related rules and regulations, that such transfer was pursuant to a 10b5-1 Plan; provided that (A) in the case of any transfer, disposition or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the representatives a lock-up agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (ii), (iii), (iv), (v), (vi) and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 or any required Schedule 13F, Schedule 13G or Schedule 13G/A, in each case made after the expiration of the restricted period referred to above) and (C) in the case of any transfer, disposition or distribution pursuant to clause (a)(i), (vii), (viii) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature of such transfer; (b) the exercise of outstanding options, the settlement of restricted stock units or other equity awards granted pursuant to plans or other equity compensation arrangements or exercise warrants; provided that any lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement; (c) the conversion of convertible securities or warrants to acquire shares of common stock into shares of common stock; provided that any such shares of common stock or warrants received upon such conversion shall be subject to the terms of the lock-up agreement; and (d) the establishment of one or more trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of lock-up securities; provided that (1) such plans do not provide for the transfer or disposition of lock-up securities during the restricted period, (2) no filing or public announcement shall be made voluntarily in connection with such trading plan and (3) any required public announcement or filing under the Exchange Act made by the lock-up party, us or any other person regarding the establishment of such trading plan during the restricted period shall include a statement that the lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such trading plan during the restricted period in contravention of the lock-up agreement.

Morgan Stanley & Co. LLC and Jefferies LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, certain of the underwriters also served as underwriters in our public offerings in January 2024, May 2024, June 2025 and December 2025. We also entered into the Sales Agreement with Jefferies LLC in November 2021.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, or, each a Relevant State, no shares of common stock have been offered or will have been offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(iii)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in the United Kingdom

No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the common stock which has been approved by the Financial Conduct Authority, except that the common stock may be offered to the public in the United Kingdom at any time:

(i)

where (i) the offer is conditional on the admission of the common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the shares of common stock being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(ii)	to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(iii)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representatives for any such offer; or

(iv)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Notice to Prospective Investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement or the accompanying prospectus does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus, nor any other offering or marketing material relating to the offering, us or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common stock.

Notice to Prospective Investors in the Dubai International Financial Centre (DIFC)

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (DFSA). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement, nor the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The securities to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus supplement or the accompanying prospectus:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (Corporations Act);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (ASIC), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, Exempt Investors.

The common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the common stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of common stock under this prospectus supplement or the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the common stock, offer, transfer, assign or otherwise alienate those common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

(a)	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or

(b)	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or

(c)

to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

(d)

in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Notice to Prospective Investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of common stock, we have determined,

and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Each underwriter has acknowledged that this prospectus supplement or the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares of common stock or caused the common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of common stock or cause the common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock, whether directly or indirectly, to any person in Singapore other than:

(i)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(ii)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA,

(b)	where no consideration is or will be given for the transfer,

(c)	where the transfer is by operation of law,

(d)	as specified in Section 276(7) of the SFA, or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement or the accompanying prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or

(ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or the accompanying prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cooley LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements of Dyne Therapeutics, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of Dyne Therapeutics, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.dyne-tx.com/. Our website is not a part of this prospectus and information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-39509) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 2, 2026, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2026 Annual Meeting of Stockholders, as filed with the SEC on April 23, 2026;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, as filed with the SEC on May 11, 2026;

•	Current Reports on Form 8-K as filed with the SEC on June 3, 2026 (Item 8.01 only), June 8, 2026, June 17, 2026, June 22, 2026 and July 20, 2026; and

•

The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on September 11, 2020, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 4, 2021, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these documents at no cost, by writing or calling us at the following address or telephone number:

Dyne Therapeutics, Inc.

1560 Trapelo Road

Waltham, Massachusetts 02451

(781) 786-8230

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Units

Warrants

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “DYN.”

Investing in these securities involves significant risks. See “Risk Factors” included on page 5 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 5, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Dyne Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.dyne-tx.com. Our website is not a part of this prospectus and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39509) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 5, 2024;

•

The information included in our definitive proxy statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, as filed with the SEC on April 7, 2023, to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Current Reports on Form 8-K, as filed with the SEC on January 3, 2024 (Item 8.01 only), January 4, 2024 and January 5, 2024; and

•

The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on September 11, 2020, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 4, 2021, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Dyne Therapeutics, Inc.

1560 Trapelo Road

Waltham, Massachusetts 02451

Attn: Investor Relations

(781) 786-8230

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this prospectus or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” or the negative of these words or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and incorporated by reference herein include, among other things, statements about:

•	the initiation, timing, progress and results of our research and development programs, preclinical studies and clinical trials;

•	the anticipated timing of the submission and clearance of investigational new drug applications, or INDs, and comparable foreign applications for any product candidates we may develop;

•

our estimates regarding expenses, future revenue, capital requirements, need for additional financing and the period over which we believe our cash, cash equivalents and marketable securities, will be sufficient to fund our operating expenses and capital expenditure requirements;

•	our plans to develop and, if approved, subsequently commercialize any product candidates we may develop;

•	the timing of and our ability to submit applications for, obtain and maintain regulatory approvals for any product candidates we may develop;

•	the potential advantages of our FORCE platform;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position and our expectations regarding our ability to obtain and maintain intellectual property protection;

•	our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

•	the impact of government laws and regulations;

•	our competitive position and expectations regarding developments and projections relating to our competitors and any competing therapies that are or become available;

•	our ability to establish and maintain collaborations or obtain additional funding; and

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or the JOBS Act.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and stockholders should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Moreover, we operate in a competitive and rapidly changing environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments we may make or enter into. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date when made. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the information incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the information incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. We believe that the information from these industry publications, surveys and studies is reliable.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

ABOUT DYNE THERAPEUTICS, INC.

We are a clinical-stage muscle disease company focused on advancing innovative life-transforming therapeutics for people living with genetically driven diseases. We are utilizing our proprietary FORCE platform to overcome the current limitations of muscle tissue delivery and advance modern oligonucleotide therapeutics for muscle diseases. Our proprietary FORCE platform therapeutics consist of an oligonucleotide payload that we rationally design to target the genetic basis of the disease we are seeking to treat, a clinically validated linker and an antigen-binding fragment, or Fab, that we attach to the payload using the linker. With our FORCE platform, we have the flexibility to deploy different types of oligonucleotide payloads with specific mechanisms of action that modify target functions. We leverage this modularity to focus on muscle diseases with high unmet need, with etiologic targets and with clear translational potential from preclinical disease models to well-defined clinical development and regulatory pathways.

Using our FORCE platform, we are assembling a broad portfolio of muscle disease therapeutics, including our programs in myotonic dystrophy type 1, or DM1, Duchenne muscular dystrophy, or DMD, and facioscapulohumeral dystrophy, or FSHD. In addition, we plan to expand our portfolio through development efforts focused on rare skeletal muscle diseases, as well as cardiac and metabolic muscle diseases, including some with larger patient populations, and diseases involving the central nervous system. We have identified product candidates for each of our DM1, DMD and FSHD programs that are in varying stages of preclinical and clinical development.

Our principal executive offices are located at 1560 Trapelo Road, Waltham, MA 02451, and our telephone number is (781) 786-8230.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Dyne Therapeutics, Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Dyne Therapeutics, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, our amended and restated bylaws and applicable provisions of Delaware corporate law. You should read our restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

As of December 31, 2023, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock that we may designate and issue in the future.

Liquidation, Dissolution and Winding Up. In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of preferred stock. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our restated certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Registration rights

We have entered into an amended and restated investors’ rights agreement dated as of August 7, 2020, or the investors’ rights agreement, with certain holders of our common stock. These holders have the right to require us to register these shares under the Securities Act upon demand and in connection with any registration statement that we plan to file, as described below under “—Demand registration rights” and “—Incidental registration rights.” We refer to the shares with these registration rights as registrable securities. After registration pursuant to these rights, the registrable securities will become freely tradable without restriction under the Securities Act.

Demand registration rights. Under the investors’ rights agreement, subject to specified limitations set forth therein, certain holders of at least 30% of the registrable securities then outstanding may request that we register their registrable securities on Form S-3 for purposes of a public offering for which the anticipated aggregate offering price to the public would exceed, net of selling expenses, $10 million.

We have agreed to use our commercially reasonable efforts to cause such registration statements to become effective.

Incidental registration rights. If we propose to register for our own account any of our securities under the Securities Act, the holders of registrable securities will be entitled to notice of the registration and, subject to specified exceptions, have the right to require us to register all or a portion of the registrable securities then held by them in that registration. We have the right to terminate or withdraw any registration initiated by us before the effective date of such registration.

In the event that any registration in which the holders of registrable securities participate pursuant to our investors’ rights agreement is an underwritten public offering, we have agreed to enter into an underwriting agreement in usual and customary form.

Expenses. Pursuant to the investors’ rights agreement, we are required to pay all registration expenses, including all registration, filing and qualification fees; printing and accounting fees; reasonable fees and disbursements not to exceed $35,000 of one counsel representing the selling stockholders; but excluding underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of registrable securities and the fees and expenses of the selling stockholders’ own counsel (other than the counsel selected to represent all selling stockholders). The investors’ rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us or any violation or alleged violation whether by action or inaction by us under the Securities Act, the Exchange Act, any state securities or Blue Sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities or Blue Sky law in connection with such registration statement or the qualification or compliance of the offering, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Provisions of Our Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies our board of directors implements, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

No Cumulative Voting. The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our restated certificate of incorporation provides otherwise. Our restated certificate of incorporation does not provide for cumulative voting.

Board of Directors. Our restated certificate of incorporation and amended and restated bylaws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Delaware law provides that members of our board of directors may only be removed for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of the directors.

Board Vacancies Filled Only by Majority of Directors Then in Office. Vacancies and newly created seats on our board may be filled only by our board of directors. Further, only our board of directors may determine the number of directors on our board.

Stockholder Nomination of Directors. Our amended and restated bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the later of (x) the 90th day prior to the date of such meeting and (y) the tenth day following the day on which public announcement of the date of such annual meeting is first made by us.

No Action By Written Consent. Our restated certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL, or Section 203, which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Exclusive forum provision. Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of proceedings: (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim arising pursuant to any provision of our restated certificate of incorporation or amended and restated bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions.

Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

As of the date of this prospectus, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. In February 2023, Rule 15c6-1 of the Exchange Act was amended to require, effective May 28, 2024, trades in the secondary market to settle in one business day, unless the parties to any such trade expressly agree otherwise or unless an exception applies. Therefore, for any securities offered under this prospectus on or after May 28, 2024, the same process described in this paragraph will apply, except that settlement may occur on the first business day that is also a trading day following the trade date for such securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements of Dyne Therapeutics, Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

$300,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	Jefferies	Evercore ISI

LifeSci Capital	Raymond James

Lead Manager

Jones

July , 2026